SCHEDULE 14C
(Rule 14c-101)
Information Required in Information Statement

Schedule 14C Information
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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     MassMutual Institutional Funds
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_______________________________________________________
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MASSMUTUAL INSTITUTIONAL FUNDS
(the “Trust”)
1295 State Street
Springfield, Massachusetts 01111

MassMutual Core Value Equity Fund
(the “Fund”)

INFORMATION STATEMENT
February 22, 2002

        The Trustees of MassMutual Institutional Funds (the “Trustees”) are distributing this Information Statement in connection with a new Investment Sub-Advisory Agreement for the Fund (the Fund’s “New Sub-Advisory Agreement”) between Massachusetts Mutual Life Insurance Company (in its capacity as investment adviser to the Fund, the “Adviser”) and Alliance Capital Management L.P. (the “Sub-Adviser”). This Information Statement explains why the Trustees approved the Adviser’s entering into the New Sub-Advisory Agreement with the Sub-Adviser, as well as to describe generally the terms of the New Sub-Advisory Agreement. This Information Statement is being delivered to shareholders of record as of February 8, 2002 on or about February 22, 2002.

        As required by an Exemptive Order that the Adviser has received from the Securities and Exchange Commission to permit the Adviser to change sub-advisers or hire new sub-advisers for one or more Funds from time to time without obtaining shareholder approval, subject to approval by a Fund’s shareholders of this arrangement, the Fund is distributing this Information Statement solely for your information. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Trustee Approval of the New Sub-Advisory Agreement

        At a meeting of the Trustees held on November 5, 2001, the Trustees approved the New Sub-Advisory Agreement. As described below, the Trustees carefully considered the matter and concluded that it was appropriate for the Fund to enter into the New Sub-Advisory Agreement so that the Sub-Adviser could begin to serve as a co-sub-adviser to the Fund along with David L. Babson & Company Inc. (“Babson”).

Description of the New Sub-Advisory Agreement

        Appendix A to this Information Statement contains the form of the New Sub-Advisory Agreement. While the next several paragraphs briefly summarize some important provisions of the New Sub-Advisory Agreement, you should read Appendix A for a complete understanding of the New Sub-Advisory Agreement.

        The New Sub-Advisory Agreement essentially provides that the Sub-Adviser, under the Trustees’ and the Adviser’s supervision, will, among other things, (1) provide investment advice and recommendations to the Fund with respect to the Fund’s investments, investment policies and the purchase, sale or other distribution of securities and other investments, (2) arrange for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund and (3) provide reports regarding the foregoing to the Trustees at each board meeting.

        The New Sub-Advisory Agreement provides that the Sub-Adviser will not be liable to the Fund or its shareholders, except in the event of the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under the New Sub-Advisory Agreement.

        Under the New Sub-Advisory Agreement, the Adviser will pay to the Sub-Adviser a quarterly fee equal to an annual rate of .23% on the first $300 million of aggregate net assets under management and .20% on assets over $300 million. MassMutual will continue to pay to Babson, the Fund’s other investment sub-adviser, a quarterly fee equal to an annual rate of .13% of Babson’s average daily net assets under management. There is no change in the advisory fee rate paid by the Fund’s shareholders. The advisory fee rate will continue to be .50% of the average daily net assets of the Fund.

Basis for the Trustees’ Recommendation

        As indicated previously, at a meeting held on November 5, 2001, the Trustees approved the New Sub-Advisory Agreement. In coming to this recommendation, the Trustees considered the recent performance of the Fund and the investment style of Babson. The Trustees noted that in April 2000, Babson made a change in portfolio management of the Fund, strengthened the firm’s research capabilities, eliminated stock specific dividend requirements for the Fund and implemented stricter risk control versus the Fund’s benchmark index. The Trustees also noted that since April 2000, the Fund’s focus has shifted from that of a conservative, core value investment strategy to a slightly more aggressive relative value strategy.

        The Trustees determined that it would be appropriate to try to offset the aggressive relative value strategy implemented by Babson in April 2000 with a more conservative core, benchmark constraint strategy. They concluded that the addition of a disciplined core manager to co-manage a portion of the Fund’s assets would create a more balanced portfolio and provide an opportunity to enhance performance and restore investor confidence. After careful consideration, the Trustees determined that Alliance Capital Management L.P.’s investment style correlated best with the Fund.

        In coming to this recommendation, the Trustees considered a wide range of information of the type they regularly consider when determining whether to continue a fund’s sub-advisory agreement as in effect from year to year. The Trustees considered information about, among other things:

•	the Sub-Adviser and its personnel (including particularly those personnel with responsibilities for providing services to the Fund), resources and investment process;

•	the terms of the relevant advisory agreement (in this case, the New Sub-Advisory Agreement);

•	the scope and quality of the services that the Sub-Adviser will provide to the Fund;

•	the investment performance of the Fund and of similar funds sub-advised by other sub-advisers;

•
the advisory fee rates payable to the Sub-Adviser by the Adviser and by other funds and client accounts managed or sub-advised by the Sub-Adviser, and payable by similar funds managed by other advisers (Appendix B to this Information Statement contains information regarding the fee schedule for other funds advised or sub-advised by the Sub-Adviser that have investment objectives similar to those of the Fund);

•	the total expense ratios of the Fund and of similar funds managed by other advisers; and

•
the Sub-Adviser’s practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Fund, and the brokers’ and dealers’ provision of brokerage and research services to the Sub-Adviser (see “Certain Brokerage Matters” below for more information about these matters).

        After carefully considering the information summarized above, the Trustees, including the Trustees who are not “interested persons” of the Trust, the Adviser or the Sub-Adviser (as such term is defined in the Investment Company Act), unanimously voted to approve the New Sub-Advisory Agreement for the Fund.

Information About the Ownership of the Sub-Adviser

        The following description of the Sub-Adviser was provided to the Trust by the Sub-Adviser.

        The Sub-Adviser is Alliance Capital Management L.P. (“Alliance Capital”), located at 1345 Avenue of the Americas, New York, NY 10105. Alliance Capital, an investment adviser registered under the Investment Advisers Act of 1940, as amended, is a Delaware limited partnership of which Alliance Capital Management Corporation (“ACMC”), an indirect wholly-owned subsidiary of AXA Financial, Inc. (“AXA Financial”) is the general partner. Alliance Capital Management Holding L.P. (“Alliance Holding”) owns approximately 30% of the outstanding units of the limited partnership interest in Alliance Capital (“Alliance Units”). Equity interests in Alliance Holding are traded on the NYSE in the form of units (“Alliance Holding Units”). As of September 30, 2001, AXA Financial, together with ACMC and certain of its other wholly-owned subsidiaries, beneficially owned approximately 2% of the outstanding Alliance Holding Units and approximately 52% of the outstanding Alliance Units, representing an approximate 53% economic interest in Alliance Capital. AXA Financial, a Delaware corporation, is a wholly-owned subsidiary of AXA, a French insurance holding company. As of September 30, 2001, Alliance Capital managed approximately $421 billion in assets. For more information regarding Alliance Capital, please see Appendix C.

Certain Brokerage Matters

        In their consideration of the New Sub-Advisory Agreement, the Trustees took account of the Sub-Adviser’s practices regarding the selection and compensation of brokers and dealers that will execute portfolio transactions for the Fund, and the brokers’ and dealers’ provision of brokerage and research services to the Sub-Adviser. The following summary of these practices was provided to the Trust by the Sub-Adviser.

        As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sub-Adviser may cause the Fund to pay to a broker which provides brokerage and research services to the Fund an amount of disclosed commission in excess of the commission which another broker would have charged for effecting that transaction. This practice is subject to a good faith determination by the Sub-Adviser that the price is reasonable in light of the services provided viewed in terms of either that specific transaction or the Sub-Adviser’s overall responsibilities with respect to the accounts for which it exercises investment discretion and compliance with the policies that the Trustees of the Trust may adopt from time to time.

        The Sub-Adviser may cause portfolio transactions for the Fund to be executed by Sanford C. Bernstein & Co., LLC, a brokerage firm that is affiliated with the Sub-Adviser. The Fund pays brokerage commissions to this brokerage firm for executing these portfolio transactions. The Sub-Adviser has informed the Adviser that the Sub-Adviser follows procedures designed to ensure that the commissions paid to Sanford C. Bernstein & Co., LLC are equal to or less than those paid to other brokers in connection with comparable transactions involving similar securities and that the commissions charged to the Fund by Sanford C. Bernstein & Co., LLC do not exceed commissions charged to other clients in connection with comparable transactions involving similar securities.

Other Information

        Adviser’s Address.    The address of the Adviser is 1295 State Street, Springfield, Massachusetts 01111.

        Principal Underwriter, Administrator and Sub-Administrator.    The address of the Fund’s principal underwriter, MML Distributors, LLC, is 1414 Main Street, Springfield, Massachusetts 01144. MML Distributors, LLC is an indirect, majority-owned subsidiary of the Adviser. The Adviser serves as the administrator of the Fund. Investors Bank & Trust Company, which is located at 200 Clarendon Street, 16th Floor, Boston, Massachusetts 02116, serves as the sub-administrator of the Fund.

        Annual and Semi-Annual Reports.    The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. You can obtain a copy of these Reports without charge by writing to the Trust at 1295 State Street, Springfield, Massachusetts 01111 or by calling 888-309-3539.

        Outstanding Shares.    Appendix D to this Information Statement lists the total number of shares outstanding as of February 8, 2002 for each class of the Fund’s shares. Shares of the Fund are primarily offered to institutional investors through institutional distribution channels, such as employer-sponsored retirement plans or through broker-dealers, financial institutions or insurance companies. Purchasers of shares of the Fund must have an agreement with the Adviser or an affiliate of the Adviser to purchase shares of the Fund.

        WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Appendix A

INVESTMENT SUB-ADVISORY AGREEMENT
for MassMutual Core Value Equity Fund

        This Investment Sub-Advisory Agreement (this “Sub-Advisory Agreement”), is by and between Alliance Capital Management L.P. (the “Sub-Adviser”) and Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), for the MassMutual Core Value Equity Fund (the “Fund”), a series of MassMutual Institutional Funds (the “Trust”), a Massachusetts business trust which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Act”), effective as of the 3rd day of December, 2001.

        WHEREAS , the Trust has appointed MassMutual as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the “Advisory Agreement”);

        WHEREAS , the Advisory Agreement provides that MassMutual may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, the shareholders of the Fund, appoint a sub-adviser to assume certain responsibilities and obligations of MassMutual under the Advisory Agreement; and

        WHEREAS , MassMutual and the Sub-Adviser are investment advisers registered with the Commission as such under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

        WHEREAS , MassMutual desires to appoint the Sub-Adviser as one of the sub-advisers for the Fund with responsibility for such portion of the Fund’s assets as MassMutual shall direct from time to time (the “Portfolio”) and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

        NOW THEREFORE , in consideration of the premises and of the mutual covenants herein contained, MassMutual, the Fund and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    General Provision.

        (a)  MassMutual hereby employs the Sub-Adviser and the Sub-Adviser hereby undertakes to act as the investment sub-adviser of the Portfolio to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth. The Sub-Adviser shall, in all matters, give to the Fund and the Trust’s Board of Trustees, directly or through MassMutual, the benefit of the Sub-Adviser’s best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to ensure the Portfolio conforms to:

(i) the provisions of the Act and any rules or regulations thereunder;

(ii) any other applicable provisions of state or federal law applicable to the operation of registered investment companies;

        (iii)  the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time and provided to the Sub-Adviser by MassMutual (collectively referred to as the “Trust Documents”);

(iv) policies and determinations of the Board of Trustees of the Trust and MassMutual, which have been delivered to the Sub-Adviser;

        (v)  the fundamental and non-fundamental policies and investment restrictions of the Fund as reflected in the Trust’s registration statement under the Act or as such policies may, from time to time, be amended by the Fund’s Board of Trustees or shareholders; and

(vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time (collectively referred to as the “Disclosure Documents”).

        (b)  The appropriate officers and employees of the Sub-Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Trust and MassMutual with respect to the services provided by the Sub-Adviser hereunder. MassMutual acknowledges that the Sub-Adviser is not the Fund’s pricing agent. The Sub-Adviser will provide reasonable assistance to the Fund’s pricing agent in valuing securities held by the Fund for which market quotations are not readily available (i.e., internally priced securities).

        (c)  MassMutual acknowledges that the Sub-Adviser is not the compliance agent for the Fund or for MassMutual, and does not have access to all of the Fund’s books and records necessary to perform certain compliance testing. To the extent that the Sub-Adviser has agreed to perform the services specified in this Section and in Section 2 hereof in accordance with applicable law (including sub-chapters M and L of the Internal Revenue Code of 1986, as amended (the “Code”), the Act and the Advisers Act (“Applicable Law”)) and in accordance with the Trust Documents, policies and determinations of the Board of Trustees of the Trust and MassMutual and the Fund’s Disclosure Documents (collectively, the “Charter Requirements”), the Sub-Adviser shall perform such services based upon its books and records with respect to the Fund, which comprise a portion of the Fund’s books and records, and upon written instructions received from the Fund, MassMutual or the Fund’s administrator, and shall not be held responsible under this Sub-Advisory Agreement so long as it performs such services in accordance with this Sub-Advisory Agreement, the Charter Requirements and Applicable Law based upon such books and records and such instructions provided by the Fund, MassMutual or the Fund’s administrator. The Sub-Adviser shall be afforded a reasonable amount of time to implement any such instructions (for example, if instructed not to trade on behalf of securities of certain specified MassMutual or Fund affiliates, the Sub-Adviser shall be afforded five business days after receipt of such instruction to implement this trading restriction).

2.    Duties of the Sub-Adviser.

        (a)  The Sub-Adviser shall, subject to the direction and control by the Trust’s Board of Trustees or MassMutual, to the extent MassMutual’s direction is not inconsistent with the Disclosure Documents, (i) regularly provide investment advice and recommendations to the Portfolio, directly or through MassMutual, with respect to the Portfolio’s investments, investment policies and the purchase, sale or other disposition of securities and other investments; (ii) supervise and monitor continuously the investment program of the Portfolio and the composition of its portfolio and determine what securities or other investments shall be purchased or sold by the Portfolio; (iii) arrange, subject to the provisions of Section 7 hereof, for the purchase of securities and other investments for the Portfolio and the sale of securities and other investments held in the portfolio of the Portfolio; (iv) provide reports on the foregoing to the Board of Trustees at each Board meeting; and (v) vote or exercise any consent rights with respect to such securities or investments.

        (b)  The Sub-Adviser shall provide to MassMutual such reports for the Portfolio, and in monthly, quarterly or annual time frames, as MassMutual shall reasonably request or as required by applicable law or regulation, including, but not limited to, those listed in Appendix A.

        (c)  Provided that none of MassMutual, the Fund or the Trust shall be required to pay any compensation other than as provided by the terms of this Sub-Advisory Agreement and subject to the provisions of Section 7 hereof, the Sub-Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

        (d)  Provided that nothing herein shall be deemed to protect the Sub-Adviser from acts or omissions in breach of this Sub-Advisory Agreement or from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under this Sub-Advisory Agreement, the Sub-Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Sub-Advisory Agreement relates.

        (e)  The Sub-Adviser shall make all material disclosures to MassMutual and the Fund regarding itself and its partners, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing, including, but not limited to, information regarding any change in control of the Sub-Adviser or any change in the membership of the general partners of the Sub-Adviser or any change in its key personnel that could materially affect the services provided by the Sub-Adviser hereunder, information regarding any material adverse change in the condition (financial or otherwise) of the Sub-Adviser or any person who controls the Sub-Adviser, information regarding the investment performance and general investment methods of the Sub-Adviser, its principals and affiliates, information that MassMutual reasonably deems material to the Fund or necessary to enable MassMutual to monitor the performance of the Sub-Adviser and information that is required, in the reasonable judgment of MassMutual, to be disclosed in any filings required by any governmental agency or by any applicable law, regulation, rule or order.

        (f)  The Sub-Adviser shall provide MassMutual, upon reasonable prior written request by MassMutual to the Sub-Adviser, with access to inspect at the Sub-Adviser’s office the books and records of the Sub-Adviser relating to the Portfolio and the Sub-Adviser’s performance hereunder and such other books and records of the Sub-Adviser as are necessary to confirm that the Sub-Adviser has complied with its obligations and duties under this Sub-Advisory Agreement. The Sub-Adviser agrees that all records which it maintains for the Fund are property of the Fund and the Sub-Adviser will promptly surrender to the Fund any of such records or copies thereof upon the Fund’s request.

        (g)  The Sub-Adviser makes no representations or warranty, express or implied (except as subject to Section 3(b) herein), that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard, including any other clients of the Sub-Adviser or index.

        (h)  The Sub-Adviser agrees to reimburse MassMutual for any costs associated with the production, printing and filing with the Commission (not including mailing costs) of supplements to the Disclosure Documents due to changes caused by the Sub-Adviser subsequent to its appointment hereunder, except for any such costs which may properly be charged to the Fund.

3.    Other Activities.

        (a)  Nothing in this Sub-Advisory Agreement shall prevent MassMutual or the Sub-Adviser or any officer thereof from acting as investment adviser or sub-adviser for any other person, firm, corporation or other entity and shall not in any way limit or restrict MassMutual or the Sub-Adviser or any of their respective directors, officers, members, stockholders, partners or employees from buying, selling, or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities are in compliance with U.S. federal and state securities laws, regulations and rules and will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Sub-Advisory Agreement.

        (b)  The Sub-Adviser agrees that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates over the Portfolio. The Sub-Adviser, upon reasonable request and receipt of adequate assurances of confidentiality, shall provide MassMutual with an explanation of the differences, if any, in performance between the Portfolio and any other account with investment objectives and policies similar to the Fund for which the Sub-Adviser, or any one of its principals or affiliates, acts as investment adviser. To the extent that a particular investment is suitable for both the Portfolio and the Sub-Adviser’s other clients, such investment will be allocated among the Portfolio and such other clients in a manner that is fair and equitable in the circumstances.

4.    Obligations of MassMutual and the Fund.

        (a)  MassMutual will provide, or has provided, to the Sub-Adviser, such information or documents as the Sub-Adviser shall reasonably request or as required by applicable law or regulation. Throughout the term of this Sub-Advisory Agreement, MassMutual shall continue to provide such information and documents to the Sub-Adviser, including any amendments, updates or supplements to such information or documents before or at the time the amendments, updates or supplements become effective. MassMutual shall timely furnish the Sub-Adviser with such additional information as may be reasonably necessary for or requested by the Sub-Adviser to perform its responsibilities pursuant to this Sub-Advisory Agreement.

        (b)  MassMutual shall provide such assistance to the Sub-Adviser in setting up and maintaining brokerage accounts and other accounts as the Sub-Adviser shall reasonably request to allow for the purchase or sale of various forms of securities pursuant to this Sub-Advisory Agreement.

5.    Custodian and Fund Accountant.

        The Fund assets shall be maintained in the custody of Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, or such other custodian identified to the Sub-Adviser. Any assets added to the Fund shall be delivered directly to such custodian. The Sub-Adviser shall have no liability for the acts or omissions of any custodian of the Fund’s assets. The Sub-Adviser shall have no responsibility for the segregation requirement of the Act or other applicable law. In addition, at the date of this Sub-Advisory Agreement, MassMutual has contracted with Investors Bank & Trust Company to provide fund accounting services on behalf of the Fund. The Sub-Adviser shall have no liability for the acts or omissions of Investors Bank & Trust Company or such other fund accountant in connection with fund accounting services provided on behalf of the Fund.

6.    Compensation of the Sub-Adviser.

        (a)  MassMutual agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee paid quarterly, in arrears, at the following rate: an annual rate of .23% on the first $300 million of Aggregate Assets; and .20% on Aggregate Assets in excess of $300 million. For the purposes of this Sub-Advisory Agreement, “Aggregate Assets” shall mean the aggregate of (i) the average daily net assets of the Fund determined at the close of the New York Stock Exchange on each day that the Exchange is open for trading, and (ii) the average daily net assets of all other funds or accounts of MassMutual or its affiliates, including other funds registered under the Act, for which the Sub-Adviser provides investment advisory services, and which have substantially the same investment objectives, policies and investment strategies, determined at the close of the Exchange on each day that the Exchange is open for trading. MassMutual shall pay the Sub-Adviser such fee not later than the tenth (10th) business day immediately following the end of each calendar quarter. Aggregate Assets for which the Sub-Adviser provides investment advisory services shall mean all assets except for cash or cash equivalents.

        (b)  Expenses.    MassMutual, the Trust and the Fund shall assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by the Sub-Adviser pursuant to this Sub-Advisory Agreement. The Sub-Adviser shall pay its own organizational, operational and business expenses but shall not be obligated to pay any expenses of MassMutual, the Trust or the Fund, including, without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments of the Fund; and (c) custodian fees and expenses. Any reimbursement of management or other fees required by an expense limitation provision and any liability arising out of a violation by MassMutual of Section 36(b) of the Act shall be the sole responsibility of MassMutual, provided that nothing herein shall relieve Sub-Adviser from its own liability under Section 36(b) of the Act with respect to its duties under this Sub-Advisory Agreement.

7.    Portfolio Transactions and Brokerage.

        (a)  The Sub-Adviser is authorized, in arranging the purchase and sale of the Portfolio’s publicly-traded portfolio securities, to employ or deal with such members of securities exchanges, brokers or dealers (hereinafter “broker-dealers”), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the best execution (prompt and reliable execution at the most favorable security price obtainable) of the Fund’s portfolio transactions.

        (b)  The Sub-Adviser may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker to effect such transactions, and may enter into a contract in which the broker acts either as principal or as agent.

        (c)  The Sub-Adviser shall select broker-dealers to effect the Portfolio’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Sub-Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Portfolio’s portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; other matters involved in the receipt of brokerage and research services in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Portfolio; and such other considerations as the Board of Trustees of the Trust or MassMutual determine and provide to the Sub-Adviser from time to time. Subject to these requirements and the provisions of the Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Adviser may select brokers or dealers with which it or the Trust are affiliated.

8.    Representations And Warranties of The Sub-Adviser.

        The Sub-Adviser hereby represents and warrants to the Fund and MassMutual that:

        (a)  The Sub-Adviser has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Sub-Advisory Agreement and to act as contemplated by the Trust Documents and the Disclosure Documents, including without limitation registration as an investment adviser under the Advisers Act, and will maintain and renew any required licenses, registrations, approvals and memberships during the term of this Sub-Advisory Agreement.

        (b)  There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Sub-Adviser or any of its principals or affiliates is a party, or to which any of the assets of the Sub-Adviser is subject, which reasonably might be expected to (i) result in any material adverse change in the Sub-Adviser’s condition (financial or otherwise), business or prospects, (ii) affect adversely in any material respect any of the Sub-Adviser’s assets, (iii) materially impair the Sub-Adviser’s ability to discharge its obligations under this Sub-Advisory Agreement, or (iv) result in a matter which would require an amendment to the Sub-Adviser’s Form ADV, Part II; and the Sub-Adviser has not received any notice of an investigation by the Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

        (c)  All references in the Disclosure Documents concerning the Sub-Adviser and its affiliates and the controlling persons, affiliates, stockholders, directors, officers and employees of any of the foregoing provided to MassMutual by the Sub-Adviser or approved by the Sub-Adviser for use in the Disclosure Documents, as well as all performance information provided to MassMutual by the Sub-Adviser or approved by the Sub-Adviser for use by MassMutual, are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

        (d)  Subject to adequate assurances of confidentiality, the Sub-Adviser has supplied to, or made available for review by, MassMutual (and if requested by MassMutual to its designated auditor) all documents, statements, agreements and workpapers reasonably requested by it relating to accounts covered by the Sub-Adviser’s performance results and which are in the Sub-Adviser’s possession or to which it has access.

        The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

9.    Representations and Warranties of MassMutual.

        (a)  MassMutual represents and warrants to the Sub-Adviser the following:

        (i)  MassMutual has all requisite corporate power and authority under the laws of the Commonwealth of Massachusetts and federal securities laws and under the Advisory Agreement with the Fund to execute, deliver and perform this Sub-Advisory Agreement.

(ii) MassMutual is a registered investment adviser under the Advisers Act and is in material compliance with all other required registrations under applicable federal and state law.

(iii) MassMutual has complied, in all material respects, with all registrations required by, and will comply, in all material respects, with all applicable rules and regulations of the Commission.

(iv) MassMutual has received a copy of Part II of Sub-Adviser’s Form ADV.

        (v)  There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which MassMutual is subject, which might reasonably be expected to (i) result in any material adverse change in MassMutual’s condition (financial or otherwise) or (ii) materially impair MassMutual’s ability to discharge its obligations under this Sub-Advisory Agreement.

        The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

10.    Covenants of the Sub-Adviser.

        (a)  If at any time during the term of this Sub-Advisory Agreement, the Sub-Adviser discovers any fact or omission, or any event or change of circumstances occurs, which would make the Sub-Adviser’s representations and warranties in Section 8 inaccurate or incomplete in any material respect, or which might render the Disclosure Documents untrue or misleading in any material respect, the Sub-Adviser will provide prompt written notification to the Fund and MassMutual of any such fact, omission, event or change of circumstances, and the facts related thereto.

        (b)  The Sub-Adviser agrees that, during the term of this Sub-Advisory Agreement, and for so long as investment in the Fund is being offered for sale, it will provide the Fund and MassMutual with updated information relating to the Sub-Adviser’s performance results as reasonably required from time to time by the Fund and MassMutual. The Sub-Adviser shall use its best efforts to provide such information within a reasonable period of time after the end of the month to which such updated information relates and the information is available to it.

11.    Confidentiality.

        All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders. Without limiting the foregoing, MassMutual acknowledges that the securities holdings of the Fund constitute information of value to the Sub-Adviser, and agrees: (1) not to use for any purpose, other than for MassMutual or the Fund, or their agents, to supervise or monitor the Sub-Adviser, the holdings or other trading-related information of the Fund; and (2) not to disclose the Fund’s holdings, except: (a) as required by applicable law or regulation; (b) as required by state or federal regulatory authorities; (c) to the Board of Trustees of the Trust, counsel to the Board, counsel to the Trust, the administrator or any sub-administrator, the independent accountants and any other agent of the Trust; or (d) as otherwise agreed to by the parties hereto in writing. Further, MassMutual agrees that information supplied by the Sub-Adviser, including approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Sub-Adviser, and MassMutual agrees not to disclose any of the information contained in such materials, except: (i) as required by applicable law or regulation; (ii) as required by state or federal regulatory authorities; (iii) to the Board of Trustees of the Trust, counsel to the Board, counsel to the Trust, the administrator or any sub-administrator, the independent accountants and any other agent of the Trust; or (iv) as otherwise agreed to by the parties hereto in writing.

        Without limiting the foregoing, the Sub-Adviser agrees that any and all information that it obtains pursuant to this Sub-Advisory Agreement regarding MassMutual or its customers including, but not limited to, approved lists, internal procedures, compliance procedures and any board materials, is valuable to MassMutual and will be used exclusively to fulfill the Sub-Adviser’s obligations hereunder, and will not be disclosed to any other party, including any affiliate of the Sub-Adviser or agent of the Fund, except (i) as necessary for the Sub-Adviser to fulfill its obligations pursuant to this Sub-Advisory Agreement, (ii) as required by applicable law or regulation; (iii) as required by state or federal regulatory authorities; or (iv) as otherwise agreed to by the parties hereto in writing. Notwithstanding the foregoing, MassMutual agrees that the Sub-Adviser may identify it or the Fund as a client in promotional materials.

12.    Review of Fund Documents.

        During the term of this Sub-Advisory Agreement, MassMutual shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Adviser or its clients in any way, prior to the use thereof, and MassMutual shall not use any such materials if the Sub-Adviser reasonably objects in writing five (5) days (or such other time as may be mutually agreed, which would include longer time periods for review of the Fund’s prospectus and other parts of its registration statement) after receipt thereof. MassMutual shall ensure that materials prepared by employees or agents of MassMutual or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the preceding sentence.

13.    Use of Sub-Adviser’s Name.

        The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Adviser and its affiliates. MassMutual and the Fund shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Sub-Advisory Agreement is in effect. It is understood that certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets and materials provided to the Trustees, do not require such prior approval.

        Upon termination of this Sub-Advisory Agreement, MassMutual and the Fund shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. MassMutual and the Fund agree that they will review with the Sub-Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Sub-Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names to that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Act or other applicable laws and regulations. If MassMutual or the Fund makes any unauthorized use of the Sub-Adviser’s names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages are inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief.

14.    Duration.

        Unless terminated earlier pursuant to Section 15 hereof, this Sub-Advisory Agreement shall remain in effect for a period of two years from the date hereof. Thereafter it shall continue in effect from year to year, unless terminated pursuant to Section 15 hereof, so long as such continuance shall be approved at least annually by the Trust’s Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this Sub-Advisory Agreement or “interested persons” (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the Act) of the outstanding voting securities of the Fund.

15.    Termination.

        (a)  This Sub-Advisory Agreement shall terminate automatically upon its unauthorized assignment (within the meaning of the Act), the termination of the Advisory Agreement or the dissolution of the Fund.

        (b)  The Sub-Advisory Agreement may be terminated by MassMutual or the Board of Trustees of the Trust: (i) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser’s registration under the Adviser’s Act is suspended, terminated, lapsed or not renewed; (ii) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser is bankrupt or insolvent, seeks an arrangement with creditors, is dissolved or terminated or ceases to exist; (iii) by written notice to the Sub-Adviser with immediate effect, if MassMutual or the Board of Trustees of the Trust determines for any reason, that such termination is appropriate for the protection of the Fund, including without limitation a determination by MassMutual or the Board of Trustees of the Trust that the Sub-Adviser has breached an obligation or duty under this Sub-Advisory Agreement; or (iv) in their sole discretion, without penalty, upon ninety days prior written notice to Sub-Adviser. This Sub-Advisory Agreement also may be terminated at any time, without penalty, by the vote of the holders of a “majority” of the outstanding voting securities of the Fund (as defined in the Act).

        (c)  The Sub-Advisory Agreement may be terminated by the Sub-Adviser, without penalty at any time, upon ninety days’ prior written notice, to MassMutual and the Trust.

16.    Indemnification.

        (a)  In any action in which MassMutual or the Fund or any of its or their controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, the Sub-Adviser agrees to indemnify and hold harmless the foregoing persons against any loss, claim, damage, charge, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement or to the advisory services for the account of the Fund provided by the Sub-Adviser, provided that the loss, claim, damage, liability, cost or expense related to, was based upon, or arose out of an act or omission of the Sub-Adviser or its officers, directors, employees, affiliates or controlling persons constituting reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct.

        (b)  In any action in which the Sub-Adviser or any of its controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, MassMutual agrees to indemnify and hold harmless the foregoing persons against any loss, claim, settlement, damage, charge, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, settlement, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement, the advisory services for the account of the Fund provided by the Sub-Adviser, the operation of the Fund, the contents of the Disclosure Documents, or the wrongful conduct of persons with respect to the sale of interests in the Fund, provided that the loss, claim, damage, liability, cost or expense did not relate to, or was not based upon, or did not arise out of an act or omission of the Sub-Adviser, its shareholders, or any of its partners, officers, directors, employees, agents or controlling persons constituting reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct.

        (c)  Promptly after receipt by an indemnified party under this Section 16 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 16, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 16 except to the extent, if any, that such failure or delay prejudiced the other party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel specially approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; in which event, the indemnifying party will not be liable to such indemnified party under this Section 16 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 16. Notwithstanding any other provisions of this Section 16, if, in any claim, dispute, action or litigation as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel, with the choice of counsel subject to the consent of the indemnifying party (which consent shall not be withheld unreasonably), in connection with such claim, dispute, action or litigation and shall continue to be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim, dispute, action or litigation.

17.    Disclaimer of Shareholder Liability.

        MassMutual and the Sub-Adviser understand that the obligations of the Trust under this Sub-Advisory Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust’s property. MassMutual and the Sub-Adviser represent that each has notice of the provisions of the Trust Documents disclaiming shareholder and Trustee liability for acts or obligations of the Trust.

18.    Notice.

        Any notice under this Sub-Advisory Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Trust, at the addresses below or such other address as such other party may designate for the receipt of such notice.

If to MassMutual:	Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attention: Vernon J. Meyer
Vice President

If to the Sub-Adviser:	Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105
Attention: J. Philip Clark
Managing Director Sub-Advisory Relationships

With a copy to:	Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105
Attention: Louis T. Mangan
Senior Vice President and Counsel

If to either MassMutual or the Sub-Adviser, copies to:

MassMutual Institutional Funds
1295 State Street
Springfield, MA 01111
Attention: Thomas M. Kinzler
Vice President and Secretary

19.    No Assignment.

        No assignment (within the meaning of the Act) of this Sub-Advisory Agreement may be made without the express written consent of all parties hereto.

20.    Amendments to this Sub-Advisory Agreement.

        This Sub-Advisory Agreement may be amended only by a written instrument approved in writing by all parties hereto.

21.    Governing Law.

        This Sub-Advisory Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

22.    Survival.

        The provisions of this Sub-Advisory Agreement shall survive the termination or other expiration of this Sub-Advisory Agreement with respect to any matter arising while this Sub-Advisory Agreement was in effect.

23.    Successors.

        This Sub-Advisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

24.    Entire Agreement.

        This Sub-Advisory Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding on the parties hereto.

25.    No Waiver.

        No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

26.    Severability.

        If any one or more provisions in this Sub-Advisory Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision of this Sub-Advisory Agreement, but this Sub-Advisory Agreement shall be construed so as to effectuate the intent of the parties hereto as nearly as possible without giving effect to such invalid, illegal or unenforceable provision had never been contained herein.

27.    Counterparts.

        This Sub-Advisory Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Fund, MassMutual and the Sub-Adviser have caused this Sub-Advisory Agreement to be executed as of the day and year first above written.

Massachusetts Mutual Life
Insurance Company

By: /s/ VERNON J. MEYER
Name: Vernon J. Meyer
Title: Vice President

Alliance Capital Management L.P.
By: Alliance Capital Management Corporation, its General Partner

By: /s/ LOUIS T. MANGAN
Name: Louis T. Mangan
Title: Assistant Secretary

Accepted and Agreed to by:
MassMutual Institutional Funds
on behalf of MassMutual Core Value Equity Fund

By: /s/    THOMAS M. KINZLER

Name:    Thomas M. Kinzler
Title:    Vice President and Secretary

Appendix A

The Sub-Adviser shall provide to MassMutual the following:

        1.  Quarterly Portfolio Data Sheets (due on the 10th business day after the end of every quarter): The data sheets should include the following information:

a.	Portfolio Characteristics for the Fund, standard and best fit market index

b.	Portfolio Sector Weights for the Fund, standard and best fit market index.

c.	Top 10 Equity Holdings (% of equities) for the Fund

d.	Top 5 contributors and detractors by performance based on contribution to the portfolio

e.	Purchases (New) and Sales (Eliminated) during the quarter.

f.	Performance of the Fund vs. standard and best fit market index and peer group

        2.  Portfolio Manager Commentary (due on the 10th business day after the end of every quarter): The commentary should include information on the following topics (there is no limit to the number of words used):

a.	Qualitative assessment by manager: list three factors that were the major influences on performance—both positive and negative

b.	Performance attribution:

—	The industry weightings that had the largest contribution to performance during the most recent quarter.

—	The industry weightings that had the largest detraction from performance during the most recent quarter.

—	The five holdings that contributed the most to performance during the most recent quarter.

—	The five holdings that detracted the most from performance during the most recent quarter.

c.	The manager’s market outlook.

d.	How he/she has positioned the Fund for the near term.

        3.  Portfolio attribution analysis of the Fund: Performance attribution should demonstrate the impact of portfolio management decisions including Asset Allocation Effects and Security Selection Effects.

        4.  Quarterly Conference Calls: The purpose of this contact will be to obtain a greater understanding of the performance of the Fund, the reasons for that performance, and to gain valuable insights into the Fund provided by the manager.

        5.  Annual On-Site Meeting—As part of MassMutual’s due diligence process, members of the Concert Investment Advisory Group arrange an “on site” meeting with each of the managers in the Concert Investment Program. Typically, these meetings include a general overview of the firm as well as separate meetings with each of the portfolio managers to discuss their long-term and short-term strategies, modifications to their investment strategy or style and any other relevant information.

Appendix B

Certain Other Mutual Funds Advised By Alliance Capital

        The Sub-Adviser has provided the following information to the Trust regarding other funds for which the Sub-Adviser acts as investment adviser or sub-adviser and which have investment objectives similar to those of the Fund.

Other Fund(s) with Similar Objectives to the MassMutual Core Value Equity Fund	Fee Rate	Net Assets (or Portion Thereof) of Other Funds Managed by Sub-Adviser at September 30, 2001		Sub-Adviser’s Relationship to Other Fund (Adviser or Sub-Adviser)
EQ/Bernstein Diversified	0.35% on first $500 million	$527,139,853		Adviser
Value Portfolio	0.30% thereafter

AST Sanford Bernstein Core	0.25% on first $500 million	$ 18,296,791	†	Sub-adviser*
Value Portfolio	0.20% thereafter

ASAF Sanford Bernstein Core	0.25% on first $500 million	$ 7,639,156	†	Sub-adviser*
Value Fund	0.20% thereafter

Market Street Fund All Pro	0.60% on first $10 million	$ 15,765,444		Sub-adviser*
Large Cap Value Portfolio	0.50% on next $15 million
(037-29528)	0.40% on next $25 million
0.30% on next $50 million
0.25% on next $50 million
0.225% on next $50 million
0.20% on next $50 million
0.175% on next $50 million
0.15% thereafter

Principal Partners Large Cap	0.60% on first $10 million	$ 10,750,419	‡	Sub-adviser
Value Fund	0.50% on next $15 million
0.40% on next $25 million
0.30% on next $50 million
0.25% on next $50 million
0.225% on next $50 million
0.20% thereafter

Principal Investors Fund, Inc.—	0.60% on first $10 million	$ 16,911,237	‡	Sub-adviser
Partners Large Cap Value Fund	0.50% on next $15 million
0.40% on next $25 million
0.30% on next $50 million
0.25% on next $50 million
0.225% on next $50 million
0.20% thereafter

AllianceBernstein Value Portfolio, a series of Alliance Variable Products Series Fund, Inc.	0.75%	$ 12,496,557		Adviser

AllianceBernstein Value Fund, a series of the AllianceBernstein Trust	0.75%	$162,148,516		Adviser

*
Sanford C. Bernstein & Co., LLC (“SCB LLC”), an indirect wholly-owned subsidiary of Alliance Capital Management L.P. (“Alliance Capital”), is the sub-adviser to these funds. Management of the funds’ portfolios is delegated by SCB LLC to Alliance Capital, subject to SCB LLC retaining overall responsibility therefor.

†	Assets of these two funds are aggregated for fee purposes.
‡	Assets of these two funds are aggregated for fee purposes.

Appendix C

Name	Position with Alliance Capital Management L.P.
Alliance Capital Management Holding L.P. 1345 Avenue of the Americas New York, NY 10105	Limited Partner of Alliance Capital Management L.P.

Alliance Capital Management Corporation 1345 Avenue of the Americas New York, NY 10105	General Partner of Alliance Capital Management L.P.

The Equitable Life Assurance Society of the United States (“ELAS”) 1290 Avenue of the Americas New York, NY 10104	Parent of Alliance Capital Management Corporation

AXA Financial, Inc. (“AXF”) 1290 Avenue of the Americas New York, NY 10104	Parent of ELAS

Name & Position with Alliance Capital Management L.P.	Other Company	Position with Other Company
Bruce W. Calvert (1)(2)	AXF	Director
Chairman of the Board &	ELAS	Director
Chief Executive Officer

Donald H. Brydon (1)	AXA Investment	Chairman of the Board &
Director	Managers S.A.	Chief Executive Officer

John D. Carifa (1)(2)
Director, President &
Chief Operating Officer

Henri de Castries (1)	AXA	Chairman, Management Board
Director	AXF	Chairman of the Board
	ELAS	Director

Christopher M. Condron (1) Director	AXF	Director, President & Chief Executive Officer
	ELAS	Chairman of the Board & Chief Executive Officer
	AXA	Member, Management Board

Denis Duverne (1) Director	AXA	Group Executive Vice President— Finance, Control & Strategy

Richard S. Dziadzio (1) Director	AXA	Senior Vice President— Investment Management Activities

Alfred Harrison (1)(3)
Vice Chairman

Roger Hertog (1)(2)(4) Vice Chairman

Benjamin D. Holloway (1) Director	Continental Companies	Financial Consultant

W. Edwin Jarmain (1) Director	Jarmain Group Inc.	President
Name & Position with Alliance Capital Management L.P.	Other Company	Position with Other Company
Peter D. Noris (1) Director	AXF	Executive Vice President & Chief Investment Officer
	ELAS	Executive Vice President & Chief Investment Officer

Lewis A. Sanders (1)(2)(5) Vice Chairman & Chief Investment Officer

Frank Savage (1) Director	Savage Holdings LLC	Chief Executive Officer

Peter J. Tobin (1) Director	Tobin College of Business Administration	Dean

Stanley B. Tulin (1) Director	AXF	Vice Chairman & Chief Financial Officer
	ELAS	Vice Chairman & Chief Financial Officer

Dave H. Williams (1)(2) Chairman Emeritus	White Williams Private Equity Partners GmbH	Chairman, Managing Board

Kathleen A. Corbet (1)(2)(6) Executive Vice President & Chief Executive Officer, Alliance Fixed Income Investors

Gerald M. Lieberman (1)(2)(7) Executive Vice President, Finance & Operations

Robert H. Joseph, Jr. (1)(2) Senior Vice President & Chief Financial Officer

David R. Brewer, Jr. (1)(2) Senior Vice President & General Counsel

Notes:
(1)	Director and/or Executive Officer of Alliance Capital Management Corporation, general partner of the Alliance Capital Management L.P.
(2)	The business address of the Director and/or Executive Officer, as it relates to his or her duties with the Alliance Capital Management L.P. is 1345 Avenue of the Americas, New York, New York 10105.
(3)	Mr. Harrison’s address is 601 Second Avenue South, Suite 5000, Minneapolis, MN 55402.
(4)
Mr. Hertog was previously Director, President and Chief Operating Officer of Sanford C. Bernstein & Co., Inc., 767 Fifth Avenue, New York, New York, whose business and assets were acquired by Alliance Capital Management L.P. on October 2, 2000.

(5)
Mr. Sanders was previously Chairman of the Board and Chief Executive Officer of Sanford C. Bernstein & Co., Inc., 767 Fifth Avenue, New York, New York, whose business and assets were acquired by Alliance Capital Management L.P. on October 2, 2000.

(6)	Alliance Fixed Income Investors is a division of Alliance Capital Management L.P.
(7)
Mr. Lieberman was previously Director, Chief Financial Officer and Senior Vice President, Finance and Administration of Sanford C. Bernstein & Co., Inc., 767 Fifth Avenue, New York, New York, whose business and assets were acquired by Alliance Capital Management L.P. on October 2, 2000.

Appendix D

Shares Outstanding

        For each class of the Fund’s shares, the number of shares outstanding as of February 8, 2002 was as follows:

MassMutual Core Value Equity Fund	Number of Shares Outstanding and Entitled to Vote Per Class
Class A	2,444,739.174
Class L	6,751,845.057
Class S	150,607,221.326
Class Y	1,584,577.102
Total	161,388,382.659

Ownership of Shares

        As of February 8, 2002, the Trustees and officers of the Trust did not own any shares of the Fund. As of February 8, 2002, Massachusetts Mutual Life Insurance Company owned of record 100% of Classes A and L, 99% of Class S and 85% of Class Y, and therefore for certain purposes may be deemed to “control” the Fund, as that term is defined in the Investment Company Act.